For Immediate Release

Hagerty Reports Third Quarter 2026 Results
Increases 2026 Growth Outlook

Year-to-date 2026 Highlights:
•Strong underlying operational performance with record increase in Members, Written Premium, and Earned Premium
•Written Premium grew 18% year-over-year to $1,099 million
•Added a record 402,000 new members during the first nine months of 2026, with 18% policy in force growth to 1.9 million members
•Earned Premium increased 42% to $757 million
•Combined ratio for Hagerty Re of 85.2%, including $32 million of lower estimated losses, with $26 million related to the current accident year and $6 million for the 2025 accident year
•Transition to Markel Fronting Arrangement on January 1, 2026 resulted in decrease to reported revenue as previously disclosed
•Net Income of $32 million, including $189 million of pre-tax Markel Fronting Arrangement transitional costs, compared to Net Income of $121 million in the prior year period
•Adjusted EBITDA (a non-GAAP measure) increased 43% to $257 million, compared to $180 million in the prior year period
•Cash Flow from Operating Activities increased 48% to $280 million
•Increased 2026 Profit Outlook – Net Income range of $48–$60 million and Adjusted EBITDA range of $305–$315 million

TRAVERSE CITY, MI, November 3, 2026 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) makes it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love — through specialty vehicle insurance, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world's largest membership community of car lovers. Today the company announced financial results for the three and nine months ended September 30, 2026.

"Third quarter results marked the continuation of the excellent business momentum from the first half of 2026. We grew written premium 18% during the first nine months as we added a record 402,000 new members. Net Income was $32 million and Adjusted EBITDA grew 43% to $257 million, reflecting strong written premium growth combined with the move to controlling 100% of the economics under the new Markel Fronting Arrangement. Given the strength of our results and current trajectory, we are again increasing our expectations for full year 2026," said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

"We have built one of the most engaging membership models in the automotive world. This differentiated approach powers sustained written premium growth from adding new members, deepening relationships and creating opportunities to sell other products and services. The Hagerty ecosystem is delivering, with record sales at Monterey car week and an 83% increase in auction sales so far this year," added Mr. Hagerty.

THIRD QUARTER 2026 FINANCIAL HIGHLIGHTS

•Third quarter 2026 Written Premium increased 16% year-over-year to $386 million, and year-to-date 2026 Written Premium increased 18% year-over-year to $1,099 million
•Third quarter 2026 Earned Premium increased 42% year-over-year to $265 million, and year-to-date 2026 Earned Premium increased 42% year-over-year to $757 million
•Driven by the Markel Fronting Arrangement which increased Hagerty Re’s U.S. quota share from 80% to 100% (including in-force policies written in 2025), as well as growth in subject premiums written by our MGA subsidiaries
•Policies in Force Retention was 88.2% as of September 30, 2026 compared to 88.6% in the prior year period, and Policies in Force count increased 18% year-over-year to 1.9 million
•Third quarter 2026 MGA+ reporting unit Commission and fee revenue increased 16% to $160 million, and year-to-date 2026 MGA+ reporting unit Commission and fee revenue increased 17% year-over-year to $447 million, reflecting organic growth in the Essentia and State Farm books of business
•Assuming control of the Essentia book through the Markel Fronting Arrangement on January 1, 2026 requires the elimination of $138 million of Commission and fee revenue in the third quarter of 2026 and $385 million in the year-to-date period in the Condensed Consolidated Statements of Operations
•On a consolidated basis, third quarter 2026 Commission and fee revenue decreased 84% year-over-year to $22 million, and year-to-date 2026 Commission and fee revenue decreased 84% year-over-year to $62 million
•Third quarter 2026 Marketplace revenue decreased 6% year-over-year to $32 million, and year-to-date 2026 Marketplace revenue increased 8% year-over-year to $97 million
•83% year-to-date growth in auction sales was offset by lower inventory sales
•Third quarter 2026 Membership and other revenue increased 2% year-over-year to $22 million, and year-to-date 2026 Membership and other revenue increased 4% year-over-year to $65 million
•Hagerty Drivers Club (HDC) paid members increased 6% year-over-year to over 977,000
•Third quarter 2026 Net investment income increased 25% year-over-year to $13 million, and year-to-date 2026 Net investment income increased 19% year-over-year to $34 million
•Third quarter 2026 Total Revenue decreased 9% year-over-year to $354 million, and year-to-date 2026 Total Revenue decreased 7% year-over-year to $1,021 million, reflecting the transition to the Markel Fronting Arrangement
•Third quarter 2026 Hagerty Re Loss Ratio was 32.6% compared to 42.0% in the prior year period, and year-to-date 2026 Hagerty Re Loss Ratio was 37.8% compared to 42.1% in the prior year period
•Third quarter 2026 Hagerty Re Combined Ratio was 79.7% compared to 89.6% in the prior year period, and year-to-date 2026 Hagerty Re Combined Ratio was 85.2% compared to 89.3% in the prior year period
•Third quarter 2026 Hagerty Re Loss and Combined Ratios were helped by a $26 million reduction to our estimate of loss and loss adjustment expenses for the current accident year recorded in the third quarter, and year-to-date also includes a $6 million reduction to our estimate of 2025 accident year losses recorded in the first quarter of 2026

•Third quarter 2026 Policy acquisition costs, net decreased 29% to $62 million, and year-to-date 2026 Policy acquisition costs, net were flat at $248 million. This variance is a result of a change in the composition of expenses following the transition of our business under the Markel Fronting Arrangement, partially offset by growth in earned premium.
•The transition to the Markel Fronting Arrangement and adoption of Article 7 reporting standards for insurance companies reclassified certain costs among expense captions on the Condensed Consolidated Statements of Operations, reducing period-over-period comparability of individual captions without affecting total expenses. Beginning in 2026, following our assumption of control over the Essentia book of business, operating costs incurred by our U.S. MGA subsidiary in support of risk-taking activities are classified within Underwriting and other insurance expenses, versus Selling, general, and administrative expenses
•Together, third quarter 2026 Underwriting and other insurance expenses and Selling, general, and administrative expenses within the Insurance segment decreased 13% to $121 million, and year-to-date 2026 decreased 11% to $347 million. This decrease was primarily a result of the deferral of costs incurred by our MGA subsidiary for the successful acquisition or renewal of insurance policies issued under the Markel Fronting Arrangement. In 2025, these costs were expensed as incurred
•Third quarter 2026 Income before taxes of $41 million, including $36 million of Markel Fronting Arrangement transitional costs, and year-to-date 2026 Income before taxes of $23 million, including $189 million of Markel Fronting Arrangement transitional costs
•Third quarter 2026 Net Income of $36 million, including $36 million of pre-tax Markel Fronting Arrangement transitional costs, compared to Net Income of $46 million in the prior year period, and year-to-date 2026 Net Income of $32 million, compared to Net Income of $121 million in the prior year period, including $189 million of pre-tax Markel Fronting Arrangement transitional costs
•Third quarter 2026 Adjusted EBITDA (a non-GAAP measure) increased 64% year-over-year to $97 million, compared to $59 million in the prior year period, and year-to-date 2026 Adjusted EBITDA increased 43% year-over-year to $257 million, compared to $180 million in the prior year period
•Third quarter 2026 Basic and Diluted Earnings Per Share were both $0.08, and year-to-date 2026 Basic and Diluted Earnings Per Share were $0.00
•Third quarter 2026 Adjusted Diluted Earnings Per Share (a non-GAAP measure) was $0.10, and year-to-date 2026 Adjusted Diluted Earnings Per Share was $0.05
•Year-to-date 2026 Cash Flow from Operating Activities increased 48% to $280 million
•As of September 30, the Company had $461 million of unrestricted cash and $247 million of total debt, $103 million of which was back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars
The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Non-GAAP Financial Measures at the end of this press release.

INCREASED 2026 OUTLOOK - COMPOUNDING GROWTH
We believe 2026 is on track to be another great year of underlying profit growth for Hagerty as our team executes on our long-term plan to deliver compounding premium growth through investing in our long-term competitive advantages with our member-centric approach. As of January 1, 2026, we moved to a 100% quota share arrangement with our long-term partner, Markel, where we retain 100% of the premium and risk from our high-quality, historically low volatility underwriting. We also remain focused on delivering this growth more efficiently through the benefits of scale, continued cost discipline, and investments in our technology platform.

•For full year 2026, Hagerty anticipates:
◦Written Premium growth of 16%–17%
◦Total Revenue change of (8)%–(7)%, as Markel-related commission revenue is eliminated under the Markel Fronting Arrangement1
◦Net Income of $48 million–$60 million, including ~$199 million of Markel Fronting Arrangement transitional costs2
◦Adjusted EBITDA of $305 million–$315 million

		Prior 2026 Outlook[1] ($)		Revised 2026 Outlook ($)
in thousands	2025 Results	Low End	High End	Low End	High End
Total Written Premium	$1,193,548	$1,385,000	$1,397,000	$1,385,000	$1,397,000
Total Revenue[2]	$1,456,389	$1,325,000	$1,340,000	$1,340,000	$1,354,000
Net Income[3,4]	$149,225	$18,000	$30,000	$48,000	$60,000
Adjusted EBITDA[5]	$236,791	$270,000	$280,000	$305,000	$315,000

1    Prior 2026 Outlook shared on the Company’s second quarter earnings call on August 5th, 2026.
2    Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Essentia book of business with the benefit of our MGA services received by Hagerty Re and not Essentia. As a result, commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement are now eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and 2025 ceding commission expense related to the Company’s reinsurance quota share agreement with Markel was $344 million.
3    The projected Net Income includes approximately $199 million of pre-tax transitional costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline to approximately $10 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.
4    Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million reduction in reserves in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.
5    See section “Key Performance Indicators and Non-GAAP Financial Measures” below for additional information regarding this non-GAAP financial measure.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results on Tuesday, November 3, 2026 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting third quarter 2026 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. To dial-in for the conference call, please register using the link found here to receive your unique dial-in and PIN. Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negatives of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within Hagerty’s industry and attract and retain insurance policyholders and paid Hagerty Drivers Club ("HDC") subscribers; (ii) maintain key strategic relationships with Hagerty’s insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with Hagerty’s technology platforms or use of third-party services; (v) accelerate the adoption of Hagerty’s membership and marketplace products and services, as well as any new insurance programs and products offered; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) complete acquisitions or investments on the expected terms or timeline, or at all, and realize the benefits of such acquisitions and investments, including expected earnings enhancements and synergies, including those anticipated from the recently completed acquisition of Bennetts Motorcycling Services Limited; (x) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (xi) achieve Hagerty’s investment objectives and avoid losses in the investment portfolio; (xii) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xiii) comply with numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions.

The forward-looking statements in this release represent Hagerty’s views as of the date hereof. You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This press release should be read in conjunction with the information included in filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and business outlook for future periods. In addition, this press release contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided under the heading “Key Performance Indicators and Non-GAAP Financial Measures” below.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is a company built by drivers for drivers, protecting 3.1 million vehicles in the United States, Canada and the UK. We make it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love through innovative vehicle insurance products, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world’s largest membership community of car lovers.

For more information, please visit www.hagerty.com or www.newsroom.hagerty.com. Never Stop Driving®.

Hagerty Investor: Investor@hagerty.com
Hagerty Media: Press@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,
	2026	2025	Change

REVENUES:	in thousands (except percentages and per share amounts)
Earned premium, net	$265,113	$187,039	$78,074	41.7%
Commission and fee revenue	21,586	137,103	(115,517)	(84.3)%
Marketplace revenue	32,164	34,356	(2,192)	(6.4)%
Membership and other revenue	21,908	21,496	412	1.9%
Net investment income	12,720	10,152	2,568	25.3%
Net investment gains	751	1,271	(520)	(40.9)%
Total revenue	354,242	391,417	(37,175)	(9.5)%
EXPENSES:
Losses and loss adjustment expenses, net	90,261	78,626	11,635	14.8%
Policy acquisition costs, net	62,214	87,411	(25,197)	(28.8)%
Underwriting and other insurance expenses	66,716	1,500	65,216	N/M
Selling, general, and administrative expenses	92,766	178,140	(85,374)	(47.9)%
Interest expense and other, net	886	32,403	(31,517)	(97.3)%
Total expenses	312,843	378,080	(65,237)	(17.3)%
INCOME BEFORE TAXES	41,399	13,337	28,062	N/M
Income tax (expense) benefit	(5,130)	32,834	(37,964)	(115.6)%
NET INCOME	36,269	46,171	(9,902)	(21.4)%
Net income attributable to non-controlling interest	(26,058)	(25,323)	(735)	(2.9)%
Accretion of Series A Convertible Preferred Stock	(1,826)	(1,903)	(77)	(4.0)%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$8,385	$18,945	$(10,560)	(55.7)%

Earnings per share of Class A Common Stock:
Basic	$0.08	$0.18
Diluted	$0.08	$0.11

Weighted average shares of Class A Common Stock outstanding:
Basic	106,097	96,167
Diluted	107,800	347,240

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Nine months ended September 30,
	2026	2025	Change

REVENUES:	in thousands (except percentages and per share amounts)
Earned premium, net	$756,711	$534,179	$222,532	41.7%
Commission and fee revenue	61,686	380,677	(318,991)	(83.8)%
Marketplace revenue	97,474	90,328	7,146	7.9%
Membership and other revenue	65,396	63,102	2,294	3.6%
Net investment income	33,986	28,626	5,360	18.7%
Net investment gains	5,641	2,150	3,491	162.4%
Total revenue	1,020,894	1,099,062	(78,168)	(7.1)%
EXPENSES:
Losses and loss adjustment expenses, net	298,889	224,969	73,920	32.9%
Policy acquisition costs, net	247,777	247,682	95	—%
Underwriting and other insurance expenses	189,251	4,079	185,172	N/M
Selling, general, and administrative expenses	260,447	483,812	(223,365)	(46.2)%
Interest expense and other, net	1,836	39,038	(37,202)	(95.3)%
Total expenses	998,200	999,580	(1,380)	(0.1)%
INCOME BEFORE TAXES	22,694	99,482	(76,788)	(77.2)%
Income tax (expense) benefit	8,871	21,184	(12,313)	(58.1)%
NET INCOME	31,565	120,666	(89,101)	(73.8)%
Net income attributable to non-controlling interest	(25,565)	(80,474)	54,909	68.2%
Accretion of Series A Convertible Preferred Stock	(5,804)	(5,653)	151	2.7%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$196	$34,539	$(34,343)	(99.4)%

Earnings per share of Class A Common Stock:
Basic	$0.00	$0.35
Diluted	$0.00	$0.29

Weighted average shares of Class A Common Stock outstanding:
Basic	102,995	92,326
Diluted	102,995	346,672

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2026	2025

ASSETS	in thousands (except share amounts)
Fixed maturity securities available-for-sale, at fair value (amortized cost: $639,905 and $687,813 as of September 30, 2026 and December 31, 2025, respectively)	$620,823	$696,271
Equity securities, at fair value	84,103	34,871
Total investments	704,926	731,142
Cash and cash equivalents	460,796	160,177
Restricted cash and cash equivalents	132,767	138,823
Accounts receivable	27,519	98,872
Premiums receivable	125,223	180,529
Deferred acquisition costs, net	75,516	179,224
Reinsurance recoverables	17,061	15,296
Prepaid reinsurance premiums	53,025	21,950
Notes receivable	168,110	113,887
Intangible assets, net	90,483	88,915
Goodwill	114,134	114,164
Deferred tax assets	86,318	43,011
Other assets	223,556	207,986
TOTAL ASSETS	$2,279,434	$2,093,976
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$122,101	$111,947
Advance premiums	44,006	28,287
Due to insurers	19,047	94,930
Losses payable and reserves for unpaid losses and loss adjustment expenses	232,132	264,204
Unearned premiums	642,769	412,058
Ceding commissions payable	4,545	86,165
Debt, net	246,398	177,907
Contract liabilities	51,560	46,450
Deferred tax liability	308	23,489
Tax receivable agreement liability	62,858	39,829
Other liabilities	101,491	61,684
TOTAL LIABILITIES	1,527,215	1,346,950
Commitments and Contingencies	—	—
TEMPORARY EQUITY
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of September 30, 2026 and December 31, 2025) [1]	86,822	86,618
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 120,569,434 and 100,706,893 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	12	10
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 223,078,245 and 241,552,156 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	22	24
Additional paid-in capital	659,683	623,013
Accumulated earnings (deficit)	(396,960)	(402,960)
Accumulated other comprehensive income (loss)	(5,498)	1,229
Total stockholders' equity	257,259	221,316
Non-controlling interest	408,138	439,092
Total equity	665,397	660,408
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,279,434	$2,093,976

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2026	2025

OPERATING ACTIVITIES:	in thousands
Net income	$31,565	$120,666
Adjustments to reconcile net income to net cash from operating activities:
Loss on disposals of equipment, software, and other assets	2,947	1,440
Expense related to TRA Liability	—	32,275
Depreciation and amortization	29,213	27,734
Provision for deferred taxes	(33,718)	(34,413)
Impairment of operating lease right-of-use assets	2,057	—
Share-based compensation expense	14,926	14,627
Non-cash lease expense	6,279	6,590
Net investment gains	(5,641)	(2,150)
(Accretion) amortization of discount and premium, net	(1,821)	(3,489)
Amortization of gain on loss portfolio transfer	(4,478)	—
Other	472	1,681
Changes in assets and liabilities:
Accounts and premiums receivable	118,273	(118,634)
Deferred acquisition costs, net	103,708	(36,030)
Reinsurance recoverables	(1,765)	(5,903)
Prepaid reinsurance premiums	(31,075)	(5,674)
Advance premiums	15,772	12,656
Due to insurers	(75,556)	49,927
Losses payable and reserves for unpaid losses and loss adjustment expenses	(32,072)	9,800
Unearned premiums	230,711	81,855
Ceding commissions payable	(81,620)	30,084
Other assets and liabilities, net	(8,032)	6,843
Net Cash Provided by Operating Activities	280,145	189,885
INVESTING ACTIVITIES:
Capital expenditures	(23,564)	(18,499)
Acquisitions, net of cash acquired, and other investments	(701)	(2,125)
Issuance of notes receivable	(119,687)	(49,095)
Collection of notes receivable	72,538	14,832
Purchases of fixed maturity securities	(302,630)	(223,055)
Purchases of equity securities	(79,300)	(10,565)
Proceeds from maturities and sales of fixed maturity securities	352,660	163,369
Proceeds from sales of equity securities	35,395	911
Other investing activities	(751)	1,421
Net Cash Used in Investing Activities	(66,040)	(122,806)
FINANCING ACTIVITIES:
Repayments of debt	(80,950)	(170,673)
Proceeds from debt, net of issuance costs	150,605	240,701
Proceeds from loss portfolio transfer	50,500	—
Claims payments made from loss portfolio transfer	(16,876)	—
Distributions paid to non-controlling interest unit holders	(11,132)	(30,547)
Payment of Series A Convertible Preferred Stock dividends	(5,600)	(5,600)
Funding of TRA Liability payments	(1,545)	(223)
Funding of employee tax obligations upon vesting of share-based payments	(4,845)	(3,536)
Other financing activities	309	289
Net Cash Provided by Financing Activities	80,466	30,411
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(8)	2,312

Change in cash and cash equivalents and restricted cash and cash equivalents	294,563	99,802
Beginning cash and cash equivalents and restricted cash and cash equivalents	299,000	232,845
Ending cash and cash equivalents and restricted cash and cash equivalents	$593,563	$332,647

Key Performance Indicators and Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended September 30,
	2026	2025	Change

GAAP Financial Measures	dollars in thousands (except per share amounts)
Total revenue [1]	$354,242	$391,417	$(37,175)	(9.5)%
Income before taxes	$41,399	$13,337	$28,062	N/M
Net income	$36,269	$46,171	$(9,902)	(21.4)%
Net income attributable to Class A Common Stockholders	$8,385	$18,945	$(10,560)	(55.7)%
Basic earnings per share ("EPS")	$0.08	$0.18	$(0.10)	(55.6)%
Diluted EPS	$0.08	$0.11	$(0.03)	(27.3)%

Non-GAAP Financial Measures
Adjusted EBITDA	$97,051	$59,351	$37,700	63.5%
Adjusted Net Income	$35,618	$33,540	$2,078	6.2%
Adjusted Diluted EPS	$0.10	$0.09	$0.01	11.1%

Insurance Operational Metrics
Total Written Premium	$385,972	$334,048	$51,924	15.5%
Net Assumed Premium	$306,495	$217,883	$88,612	40.7%
Hagerty Re Loss Ratio	32.6%	42.0%	(9.4)%	N/M
Hagerty Re Combined Ratio	79.7%	89.6%	(9.9)%	N/M
New Business Count — Insurance	123,321	114,513	8,808	7.7%

Marketplace Operational Metrics
Aggregate Auction Sales	$111,610	$67,500	$44,110	65.3%
Net Auction Sales	$102,497	$61,771	$40,726	65.9%
Private Sales	$99,910	$53,124	$46,786	88.1%
BAC Average Loan Portfolio	$154,638	$97,106	$57,532	59.2%

N/M = Not meaningful

1    Total Revenue for the three months ended September 30, 2025 has been recast to include "Net investment income" and "Net investment gains" as components of revenue in accordance with the Article 7 reporting standards adopted in 2025. Total revenue as previously presented in accordance with Article 5 was $380 million for the three months ended September 30, 2025.

	Nine months ended September 30,
	2026	2025	Change

GAAP Financial Measures	dollars in thousands (except per share amounts)
Total revenue [1]	$1,020,894	$1,099,062	$(78,168)	(7.1)%
Income before taxes	$22,694	$99,482	$(76,788)	(77.2)%
Net income	$31,565	$120,666	$(89,101)	(73.8)%
Net income attributable to Class A Common Stockholders	$196	$34,539	$(34,343)	(99.4)%
Basic EPS	$0.00	$0.35	$(0.35)	(100.0)%
Diluted EPS	$0.00	$0.29	$(0.29)	(100.0)%

Non-GAAP Financial Measures
Adjusted EBITDA	$256,741	$180,147	$76,594	42.5%
Adjusted Net Income	$16,286	$102,342	$(86,056)	(84.1)%
Adjusted Diluted EPS	$0.05	$0.28	$(0.23)	(82.1)%

Insurance Operational Metrics
Total Written Premium	$1,099,420	$934,360	$165,060	17.7%
Net Assumed Premium	$956,993	$610,137	$346,856	56.8%
Hagerty Re Loss Ratio	37.8%	42.1%	(4.3)%	N/M
Hagerty Re Combined Ratio	85.2%	89.3%	(4.1)%	N/M
New Business Count — Insurance	402,168	257,694	144,474	56.1%

Marketplace Operational Metrics
Aggregate Auction Sales	$351,435	$192,244	$159,191	82.8%
Net Auction Sales	$320,307	$174,821	$145,486	83.2%
Private Sales	$180,876	$221,569	$(40,693)	(18.4)%
BAC Average Loan Portfolio	$145,860	$80,374	$65,486	81.5%

N/M = Not meaningful

1    Total Revenue for the nine months ended September 30, 2025 has been recast to include "Net investment income" and "Net investment gains" as components of revenue in accordance with the Article 7 reporting standards adopted in 2025. Total revenue as previously presented in accordance with Article 5 was $1,068 million for the nine months ended September 30, 2025.

	September 30,
	2026	2025	Change

Insurance Operational Metrics	dollars in thousands
Policies in Force	1,909,254	1,617,231	292,023	18.1%
Policies in Force Retention	88.2%	88.6%	(0.4)%	N/M
Vehicles in Force	3,105,819	2,739,037	366,782	13.4%
HDC Paid Member Count	977,456	920,725	56,731	6.2%
Marketplace Operational Metrics
BAC Loan Portfolio Balance	$162,254	$100,055	$62,199	62.2%

N/M = Not meaningful

Adjusted EBITDA

We define EBITDA as consolidated Net income, excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude share-based compensation expense; and when applicable, exclude (iv) restructuring, impairment and related charges; (v) gains, losses and impairments related to divestitures; and (vi) certain other unusual items, such as Markel Fronting Arrangement transitional costs incurred during the three and nine months ended September 30, 2026.

How This Measure is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is presented below.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

	in thousands
Net income	$36,269	$46,171	$31,565	$120,666
Interest expense and other, net [1]	886	32,403	1,836	39,038
Income tax expense (benefit)	5,130	(32,834)	(8,871)	(21,184)
Depreciation and amortization	9,791	9,413	29,213	27,734
EBITDA	52,076	55,153	53,743	166,254
Net investment gains	(751)	(1,271)	(5,641)	(2,150)
Interest expense related to State Farm Term Loan [2]	(515)	(515)	(1,545)	(1,545)
Share-based compensation expense	5,216	5,089	14,926	14,627
Markel Fronting Arrangement transitional costs [3]	35,836	—	188,905	—
Other unusual items [4]	5,189	895	6,353	2,961
Adjusted EBITDA	$97,051	$59,351	$256,741	$180,147

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.
2    Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.
3    Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, $36 million in the third quarter of 2026, and we expect it to decline to approximately $10.0 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.
4    For the nine months ended September 30, 2026, other unusual items includes: (i) a loss related to the write-down of certain fixed assets classified as held-for-sale; (ii) the impairment of certain operating lease right-of-use assets; (iii) professional fees related to the acquisition of Bennetts, as well as the 2026 THG Unit Exchange and related secondary offering; and (iv) additional severance expenses associated with the actions taken in the fourth quarter of 2025. For the nine months ended September 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the 2025 THG Unit Exchange and related secondary offering, and certain material severance expenses.

As a result of our transition to Article 7 reporting standards, Net investment income is reported as a component of revenue and is no longer an adjustment in our reconciliation from Net income to Adjusted EBITDA. In addition, interest expense related to the State Farm Term Loan is now deducted from Adjusted EBITDA as it is directly attributable to Hagerty Re, which generates a significant portion of our net investment income. The following table presents a reconciliation of Adjusted EBITDA as presented in the prior period in accordance with Article 5, to the current presentation in accordance with Article 7:

	Three months ended	Nine months ended
	September 30, 2025	September 30, 2025

	in thousands
Prior presentation of Adjusted EBITDA	$49,714	$153,066
Net investment income	10,152	28,626
Interest expense related to State Farm Term Loan	(515)	(1,545)
Current presentation of Adjusted EBITDA	$59,351	$180,147

The following table reconciles Adjusted EBITDA for the year ended December 31, 2026 Outlook to the most directly comparable GAAP measure, which is Net income:

	2026 Low		2026 High

	in thousands
Net income	$48,000		$60,000
Interest expense and other, net [1]	2,000		2,000
Income tax benefit	(11,000)		(13,000)
Depreciation and amortization	40,000		40,000
Share-based compensation expense	21,000		21,000
Other unusual items [2]	6,000	—	6,000
Markel Fronting Arrangement transitional costs [3]	199,000		199,000
Adjusted EBITDA	$305,000		$315,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.
2    Other unusual items include: (i) a loss related to the write-down of certain fixed assets classified as held-for-sale; (ii) the impairment of certain operating lease right-of-use assets; (iii) professional fees related to the acquisition of Bennetts, as well as the 2026 THG Unit Exchange and related secondary offering; and (iv) additional severance expenses associated with the actions taken in the fourth quarter of 2025.
3    Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, $36 million in the third quarter of 2026, and we expect it to decline to approximately $10.0 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted Net Income represents Net income attributable to Class A Common Stockholders, assuming the full exchange or conversion of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; and when applicable, (ii) expense related to the TRA Liability; (iii) restructuring, impairment and related charges; (iv) gains, losses, and impairments related to divestitures; and (v) certain other unusual items. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange, conversion, or vesting of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe these measures provide securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and results of operations that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange or conversion of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. While these measures are useful in evaluating our performance, they assume the full exchange or conversion of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income exclude certain expenses and income that may recur in the future. Adjusted Net Income and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income to Net income attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented below.

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Numerator:	in thousands (except per share amounts)
Net income attributable to Class A Common Stockholders	$8,385	$18,945	$196	$34,539
Adjustments:
Accretion of Series A Convertible Preferred Stock	1,826	1,903	5,804	5,653
Net income attributable to non-controlling interest	26,058	25,323	25,565	80,474
Net investment gains	(751)	(1,271)	(5,641)	(2,150)
Expense related to TRA Liability	—	29,197	—	32,275
Other unusual items [1]	5,189	895	6,353	2,961
Tax impact of above adjustments [2]	(5,089)	(41,452)	(15,991)	(51,410)
Adjusted Net Income	$35,618	$33,540	$16,286	$102,342

Denominator:
Weighted average shares of Class A Common Stock outstanding — Diluted	107,800	347,240	102,995	346,672
Adjustments:
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	240,970	—	243,676	—
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785	6,785	6,785
Assumed vesting of share-based compensation awards	5,690	7,069	7,884	7,300
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	361,245	361,094	361,340	360,757

Adjusted Diluted EPS	$0.10	$0.09	$0.05	$0.28

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Diluted EPS	$0.08	$0.11	$0.00	$0.29
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.02	0.01	0.09	0.04
Non-GAAP adjustments [4]	0.00	(0.03)	(0.04)	(0.05)
Adjusted Diluted EPS	$0.10	$0.09	$0.05	$0.28

1    For the nine months ended September 30, 2026, other unusual items includes: (i) a loss related to the write-down of certain fixed assets classified as held-for-sale; (ii) the impairment of certain operating lease right-of-use assets; (iii) professional fees related to the acquisition of Bennetts, as well as the 2026 THG Unit Exchange and related secondary offering; and (iv) additional severance expenses associated with the actions taken in the fourth quarter of 2025. For the nine months ended September 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the 2025 THG Unit Exchange and related secondary offering, and certain material severance expenses.
2    Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of 22.3% and 20.5% for the three months ended September 30, 2026 and 2025, respectively, and 30.4% and 22.8% for the nine months ended September 30, 2026 and 2025, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits and required valuation allowances), and certain material permanent items.
3    Assumes the exchange, conversion, or vesting of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income attributable to non-controlling interest, as well as the elimination of the accretion of Series A Convertible Preferred Stock.
4    Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation above for additional information.

Comparability Bridge

Due to the expanded underwriting and claims authority granted to us under the Markel Fronting Arrangement, we now control the Essentia book of business. While our U.S. MGA subsidiary and Hagerty Re continue to operate in the same manner they have historically, beginning on January 1, 2026, the benefit of our MGA services is being received by Hagerty Re and not Essentia. As a result, effective in the first quarter of 2026, we are no longer recognizing commission revenue or the associated ceding commission expense for Essentia-originated policies in our Condensed Consolidated Financial Statements. However, ceding commission expense associated with Essentia policies issued in 2025 will continue to be recognized ratably over the remaining term of those policies throughout 2026. In addition, policy acquisition costs incurred by our U.S. MGA subsidiary for Essentia policies issued in 2026 are being deferred and amortized over the policy term. Accordingly, our entry into the Markel Fronting Arrangement has reduced the period‑to‑period comparability of our Condensed Consolidated Financial Statements.

The following table provides a reconciliation of the standalone results of operations for our Hagerty Re and MGA+ reporting units for the three months ended September 30, 2026, which reflect the continuing operations of those businesses, to total insurance segment results of operations included in our Condensed Consolidated Statements of Operations:

	Three months ended September 30, 2026
	Hagerty Re: Essentia Policy Year 2025 (a)	Hagerty Re: Essentia Policy Year 2026 & Other Carriers (b)	Hagerty Re Total	MGA+ (c)		Consolidation Entries		Insurance Segment

REVENUES:	in thousands
Earned premium, net	$87,989	$177,124	$265,113	$—		$—		$265,113
Commission and fee revenue			—	159,503		(137,917)	(e)	21,586
Membership and other revenue			—	21,908		—		21,908
Net investment income			10,980	1,304		—		12,284
Net investment gains			751	—		—		751
Total revenue			276,844	182,715		(137,917)		321,642
EXPENSES:
Losses and loss adjustment expenses, net			86,463	3,798	(d)	—		90,261
Policy acquisition costs, net:
Ceding commission expense	40,024	74,942	114,966	—		(81,157)	(e)	33,809
Other policy acquisition costs			8,286	—		20,119	(f)	28,405
Underwriting and other insurance expenses			1,648	95,884	(d)	(30,816)	(f)	66,716
Selling, general, and administrative expenses			—	54,575		—		54,575
Interest expense and other, net			(1,022)	15		—		(1,007)
Total expenses			210,341	154,272		(91,854)		272,759
INCOME BEFORE TAXES			$66,503	$28,443		$(46,063)		$48,883	(g)

(a)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.
(b)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.
(c)    The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.
(d)    Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".
(e)    These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.
(f)    These consolidation entries are made to defer $30.8 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the three months ended September 30, 2026, the amortization of such deferred policy acquisition costs totaled $20.1 million.
(g)    This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

The following table provides a reconciliation of the standalone results of operations for our Hagerty Re and MGA+ reporting units for the nine months ended September 30, 2026, which reflect the continuing operations of those businesses, to our Condensed Consolidated Statements of Operations. This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

	Nine months ended September 30, 2026
	Hagerty Re: Essentia Policy Year 2025 (a)	Hagerty Re: Essentia Policy Year 2026 & Other Carriers (b)	Hagerty Re Total	MGA+ (c)		Consolidation Entries		Insurance Segment

REVENUES:	in thousands
Earned premium, net	$463,627	$293,084	$756,711	$—		$—		$756,711
Commission and fee revenue			—	446,952		(385,266)	(e)	61,686
Membership and other revenue			—	65,396		—		65,396
Net investment income			29,906	3,123		—		33,029
Net investment gains			5,641	—		—		5,641
Total revenue			792,258	515,471		(385,266)		922,463
EXPENSES:
Losses and loss adjustment expenses, net			285,950	12,939	(d)	—		298,889
Policy acquisition costs, net:
Ceding commission expense	210,995	122,642	333,637	—		(136,345)	(e)	197,292
Other policy acquisition costs			14,073	—		36,412	(f)	50,485
Underwriting and other insurance expenses			10,688	266,624	(d)	(88,061)	(f)	189,251
Selling, general, and administrative expenses			—	157,372		—		157,372
Interest expense and other, net			(2,933)	807		—		(2,126)
Total expenses			641,415	437,742		(187,994)		891,163
INCOME BEFORE TAXES			$150,843	$77,729		$(197,272)		$31,300	(g)

(a)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.
(b)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.
(c)    The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.
(d)    Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".
(e)    These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.
(f)    These consolidation entries are made to defer $88.1 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the nine months ended September 30, 2026, the amortization of such deferred policy acquisition costs totaled $36.4 million.
(g)    This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.